Exhibit 99.1
Joby Aviation to Deliver Aircraft to Edwards Air Force Base as Part of Department of
Defense Contract Valued up to $131 Million
●Joby’s Contract with U.S. Air Force Now Valued at up to $131 Million, Following $55 Million Extension that Includes Provision of up to Nine Joby Aircraft
●First Two Aircraft Will Be Delivered to Edwards Air Force Base, Becoming First Electric Air Taxi to be Stationed at a U.S. Air Force Base
●Air Force Pilots Recently Flew Joby’s Aircraft, Becoming First to Achieve Transition Flight of an eVTOL as Sole Pilot-in-Command
Santa Cruz, CA, April 25, 2023 — Joby Aviation, Inc.(http://www.jobyaviation.com/) (NYSE:JOBY), a company developing electric vertical take-off and landing (eVTOL) aircraft, today announced the third extension of its Agility Prime contract with the United States Air Force. The $55 million contract extension brings the total potential value of Joby’s current contract with the Air Force up to $131 million and underlines the U.S. government’s continued commitment to leadership in this new sector.
As part of the agreement, Joby will deliver and operate up to nine of its five-seat, low-noise, zero operating emissions aircraft, providing the Air Force and other federal agencies with firsthand experience of the performance of Joby’s aircraft and its potential applications.
The first two aircraft are expected to be delivered to Edwards Air Force Base, California, by early 2024, and will be used to demonstrate a range of potential logistics use cases, including cargo and passenger transportation. In doing so, they are expected to become the first electric air taxis to be stationed at a U.S. military base.
Today’s announcement comes days after four Air Force pilots, hosted by Joby at its manufacturing facility in Marina, California, became the first Air Force personnel to fly an eVTOL as sole pilot-in-command through the full flight envelope, including transition from vertical to wingborne flight. The flights, which were piloted remotely from the ground, came following completion of classroom-based and simulator training and are part of the Air Force’s comprehensive approach to studying eVTOL aircraft and their potential future role.
“The Agility Prime program is a remarkably successful example of how public-private partnerships can deliver trailblazing technology at speed,” said JoeBen Bevirt, Founder and CEO of Joby. “We’re grateful for the support of the program and for the U.S. government’s wider commitment to global leadership in this important new sector.
“As well as allowing us to explore the wide range of potential use cases across the U.S. government, our defense partners have also provided us with high-impact support as we prepare for commercial operations in 2025,” he added.
“This next step of getting Air Force pilots trained and operating Joby aircraft at an Air Force installation is an incredibly important milestone for the program, providing key insights to actual operations and use case validation for Advanced Air Mobility aircraft,” said Lt. Col. Tom Meagher, AFWERX Prime Lead. “Additionally, the Joby operations provide an outstanding opportunity for accelerated learning with the other Department of Defense services and government agencies, including NASA and the FAA.”
Edwards Air Force Base is the second largest base in the Air Force and has been the site of hundreds of significant aviation "firsts.” It’s where Capt. Chuck Yeager and the Bell X-1 first broke the sound barrier on Oct. 14, 1947, the X-15 became the first winged aircraft to fly Mach 4, 5 and 6 and the space shuttle first landed on its initial return from earth's orbit.

"We’re honored to continue the tradition of accelerating emerging aviation technology as we become the first base to exercise electric air taxis as they are intended to be used in commercial operations," said Lt. Col. Adam Brooks, Edwards Air Force Base, Calif., Emerging Technologies Combined Test Force commander. "This opportunity will allow us first-hand experience with Joby's revolutionary aircraft as we prepare to test this next generation of advanced air mobility,” he added.
Today’s announcement is a further demonstration of the U.S. government’s commitment to leading the way on the adoption of Advanced Air Mobility. In February, dozens of bipartisan Members of Congress joined together to issue a letter (https://panetta.house.gov/sites/panetta.house.gov/files/documents/2023.02.23_DOT_AAM%20Leadership%20Letter.pdf) to the Department of Transportation, calling for stronger U.S. leadership in AAM, while in March, the White House signaled its support for AAM and clean aviation, identifying them as top priorities in its National Aeronautics Science & Technology Priorities (https://www.whitehouse.gov/wp-content/uploads/2023/03/032023-National-Aeronautics-ST-Priorities.pdf) brief.
Joby’s partnership with the Department of Defense began more than five years ago and provides the company with access to testing facilities, early operational experience for government customers, as well as a partial offset to its research and development costs. Since the Agility Prime program was established in 2020, the Army, Navy, Air Force and Marine Corps have all expressed active interest in the capabilities of eVTOL aircraft, with Joby announcing in August 2022 that the Marine Corps would participate in government-directed flight tests and use case exploration, including resupply, personnel transport, and emergency medical response applications.
For photography and footage of U.S. Air Force pilots training to fly the Joby aircraft, click here (https://drive.google.com/drive/folders/11i7WJ92bmznd85a7QY1JGEzBCjXChOFJ).
About Joby
Joby Aviation, Inc. (NYSE:JOBY) is a California-based transportation company developing an all-electric, vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient service in cities around the world. To learn more, visit www.jobyaviation.com.
Forward Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft; our regulatory outlook, progress and timing, including our expectation to start commercial passenger service in 2025; plans for, and potential benefits of, our our contract with the U.S. Air Force, including plans to deliver and operate up to nine aircraft with two to be delivered by early 2024; and our business plan, objectives, goals and market opportunity. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, “expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our ability to produce aircraft that meet our performance expectations in the volumes and on the timelines that we project, and our ability to launch our service; demand from the U.S. Air Force and other government agencies for our aircraft; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for our service and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 1, 2023, and in future filings and other reports we file with or furnish to the SEC. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this presentation. While we may elect to update such forward-looking statements at some point in the future, we disclaim any obligation to do so, even if subsequent events cause our views to change.

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